K12 INC.
AMENDMENT TO AMENDED AND RESTATED STOCK OPTION AGREEMENT
     This Amendment (the “Amendment”) to that certain Amended and Restated Stock Option Agreement between K12 Inc., a Delaware corporation (the “Company”), and Ronald J. Packard (the “Optionee”) dated as of July 12, 2007 (the “Restated Stock Option Agreement”) is made effective as of December 23, 2010 (the “Amendment Effective Date”). Except as set forth in this Amendment, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Restated Stock Option Agreement.
WITNESSETH
          WHEREAS, the Company and the Optionee previously entered into a Stock Option Agreement, dated as of July 27, 2006 (the “Original Option Agreement”), pursuant to which the Optionee was granted certain Options, including Options to purchase up to 1,500,000 shares of Stock at a per-share option exercise price of Six Dollars ($6.00) (the “Second Group of 2006 Options”), which Second Group of 2006 Options was subject to vesting through December 31, 2012 (the “Vesting Termination Date”);
          WHEREAS, the Original Option Agreement was superseded and replaced in its entirety by the Restated Stock Option Agreement;
          WHEREAS, the Restated Stock Option Agreement provides for the Second Group of 2006 Options to vest and become exercisable when the fair market value of the Company’s Stock is equal to or greater than Six Dollars ($6.00) per share (as adjusted for stock splits, combinations, recapitalizations and similar matters) (the “Vesting Price Target”);
          WHEREAS, as a result of a reverse stock split with respect to the Stock, the per-share option exercise price and the Vesting Price Target of the Second Group of 2006 Options were each adjusted to Thirty Dollars and Sixty Cents ($30.60) and the Option adjusted to purchase up to 294,117 shares of Stock;
          WHEREAS, the Restated Stock Option Agreement provides for a termination date with respect to the Second Group of 2006 Options of December 31, 2012 (the “Final Termination Date”), subject to earlier termination in certain circumstances as set forth in the Restated Stock Option Agreement, including Section 3 thereof;
          WHEREAS, on July 1, 2007 the Company and the Optionee entered into an amended and restated employment agreement (the “2007 Employment Agreement”) with a term through January 1, 2011;
          WHEREAS, when the Restated Stock Option Agreement was prepared in early July 2007, it included a forfeiture provision (the “Early Forfeiture Provision”) for the Second Group of 2006 Options to coincide with the term for the 2007 Employment Agreement, notwithstanding that the Board of Directors did not intend to change the Vesting Termination Date or foreshorten the period in which the Vesting Price Target could be achieved;

           WHEREAS, as of the date hereof, no portion of the Second Group of 2006 Options has yet vested and become exercisable;
          WHEREAS, the Compensation Committee of the Board of Directors has approved, as of the date hereof, an amendment to the Restated Stock Option Agreement to correct and remove the Early Forfeiture Provision, such that the Second Group of 2006 Options shall remain outstanding until the Vesting Termination Date regardless of whether or not the Second Group of 2006 Options becomes vested as of January 1, 2011, subject to earlier termination in accordance with the other terms of the Restated Stock Option Agreement, including Section 3 thereof.
          NOW, THEREFORE, the Restated Stock Option Agreement is hereby amended as follows, effective as of the Amendment Effective Date:
     1. Amendment to the Restated Stock Option Agreement. Section 1(b) of the Restated Stock Option Agreement is amended by deleting the following language therefrom: “provided, however, that any portion of such Second Group of Options that has not vested as of January 1, 2011 shall be forfeited for no consideration effective as of such date.”
     2. No Other Amendment. Except as expressly set forth in this Amendment, the Restated Stock Option Agreement shall remain unchanged and shall continue in full force and effect according to its terms.
     3. Governing Law; Counterparts. This Amendment shall be subject to Section 17 of the Restated Stock Option Agreement and may be executed in several counterparts by the Parties.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its name on its behalf, as evidence of the adoption of this Amendment as of the Amendment Effective Date.

K12 INC.
By:	\s\ Jane M. Swift
Jane M. Swift
Chair, Compensation Committee

and
By:	\s\ Howard D. Polsky
Howard D. Polsky
General Counsel and Secretary